SEPARATION AGREEMENT
This Separation Agreement (hereinafter “Agreement”) is made by and between INVACARE CORPORATION (hereinafter “Company”) and RICK A. CASSIDAY (hereinafter “Employee”). Company and Employee agree as follows:
1.Separation Date. Employee’s employment with the Company ended on October 28, 2022 (“Separation Date”). Regardless of whether Employee signs this Agreement, Employee will be permitted to extend existing medical, dental, and vision insurance coverage, if any, at Employee’s own expense, consistent with federal COBRA law and any applicable state laws.
2.Severance Pay. In consideration of the agreements and promises set forth in this Agreement, the Company agrees to provide Employee with severance pay (“Severance Pay”) equal to 40% of Employee’s 2022 base salary, less applicable taxes and withholdings, payable in semi-monthly installments over a 12-month period coinciding with the Company’s normal payroll cycles. For avoidance of doubt, Employee’s 2022 base salary is $310,000, and 40% of employee’s 2022 base salary is $124,000, and the Severance Pay will be payable regardless of Employees continued eligibility for long-term disability benefits. The installment payments shall begin no later than fourteen (14) days after the Effective Date (defined below). In addition, the Company agrees to provide an addition payment of $7,000, payable in 24 semi-monthly installments of $291.67, less applicable taxes and withholdings, that Employee can apply toward his COBRA or other health care benefits (the “COBRA Benefit”).
3.Release and Covenant Not to Sue. Employee hereby releases, dismisses, and forever discharges the Company, its predecessors, parents, subsidiaries, divisions, related and affiliated companies and each of their respective officers, directors, stockholders, members, employees, heirs, successors, assigns, representatives, agents and counsel (collectively, the “Released Parties”) from any and all claims, demands, damages, suits, proceedings, actions, and/or causes of action, including claims for attorney’s fees (collectively, “Claims”) of every kind, whether known or unknown, which Employee has or had through the date Employee signed this Agreement, and Employee agrees not to assert any such Claims against the Company or other Released Parties in any lawsuit, grievance, or arbitration. Employee’s release is on behalf of Employee and Employee’s dependents, successors, assigns, heirs, executors, administrators, and Employee’s legal representatives of every kind. The scope of Claims being released includes, is but not limited to:
A.    All Claims arising out of or relating to Employee’s employment with the Company or with other Released Parties, the decision to terminate employment and the timing of termination, any terms or conditions of employment, any compensation of any kind (including but not limited to salary, bonuses, commissions, incentive plans, unvested restricted shares and performance shares, severance payments other than specifically provided in this Agreement, and all other forms of remuneration or potential remuneration that are not otherwise provided in this Agreement);
B.    All Claims of discrimination, harassment, or retaliation; and any Claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, Ohio Revised Code chapter 4112, Michigan Elliott-Larsen Civil Rights Act (ELCRA), Michigan Persons with Disabilities Civil Rights Act (PWDCRA), Payment of Wages and Fringe Benefits Act (WFBA), Michigan Whistleblowers' Protection Act (WPA), Bullard-Plawecki Employee Right to Know Act, the Michigan Occupational Safety and Health Act (MIOSHA), the Michigan Social Security Number Privacy Act, and the Michigan Internet Privacy Protection Act, and all federal, state, and local laws relating to employment; and
C.    All Claims of wrongdoing or unjust discharge, breach of any oral or written contract or promise (whether express or implied), any tort Claim, defamation,

promissory estoppel, detrimental reliance, and any Claim based on any employment policy or practice, and any other common law Claim.
Employee is not releasing rights or claims that may arise after this Agreement is executed. Employee is not waiving the right to seek unemployment benefits. Employee is not waiving the right to retain any vested benefits under any qualified retirement plan or rights to continue Long Term Disability coverage under the terms of such plans; but any unvested restricted stock or performance shares held by Employee are forfeited. Employee is not waiving claims which by law cannot be waived. Employee is not waiving the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission or other governmental agency; but Employee agrees that Employee shall not obtain any relief, recovery, or monies in connection with any such matter brought against any of the Released Parties, regardless of who filed or initiated any such charge, investigation, or proceeding. Employee agrees that Employee will neither seek nor accept from any source whatsoever, any further benefit, payment, or other consideration relating to any rights or Claims that have been released in this Agreement. The prohibitions on further recovery in this paragraph shall not apply to any monetary award from a government-administered whistleblower award program for providing information directly to a government agency.
This Agreement shall not be interpreted to imply that Employee had any valid claims against any of the Released Parties or that any of the Released Parties engaged in any conduct that could support any Claim by Employee or that was in violation of any law.
4.Voluntary Election. Employee acknowledges and agrees as follows:
A.    The only consideration being given for signing this Agreement is set forth herein. In exchange for signing this Agreement, Employee is being provided consideration to which Employee would not otherwise be entitled.
B.    No other promises or agreements have been made to or with Employee by any person or entity to induce Employee to sign this Agreement.
C.    Employee is encouraged to discuss this Agreement and any matters related to the termination of Employee’s employment with an attorney of Employee's own choosing before signing this Agreement, and any such consultation shall be at Employee’s own expense. Employee acknowledges that, before signing, Employee has had sufficient opportunity to do so.
5.Execution of Agreement; Time to Consider. Employee has been given a period of twenty-one (21) calendar days to consider whether to sign this Agreement, but Employee may sign earlier. To accept this Agreement, Employee must sign below and return the signed version to Anthony C. LaPlaca, Senior Vice President, General Counsel and Chief Administrative Officer, Invacare Corporation, One Invacare Way, Elyria, OH 44035, or via email to ALaPlaca@invacare.com before the expiration of this period. Once the original version of this Agreement has been presented to Employee, the 21-day period shall not be restarted or tolled except by written agreement of the parties.
6.Revocation; Effective Date. Employee may revoke this Agreement during the seven-day period beginning immediately after Employee signs this Agreement. Such revocation must be made in writing and delivered to Anthony C. LaPlaca, Senior Vice President, General Counsel and Chief Administrative Officer, Invacare Corporation, One Invacare Way, Elyria, OH 44035, or by email to ALaPlaca@invacare.com, in a manner such that it is received before the expiration of this period. The “Effective Date” of this Agreement will be the day after the seven-day revocation period has expired. This Agreement will be neither effective nor enforceable before the Effective Date. If timely revoked, all portions of this Agreement will be void.
7.Confidentiality. Employee agrees to keep this Agreement and the Severance Pay confidential, except that Employee may disclose the terms of this Agreement to Employee’s

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spouse, accountant, tax adviser, and lawyer, so long as Employee makes clear to them that they too must keep it confidential. Employee may report the payment to governmental taxing agencies. Employee shall not post anything about this Agreement or its terms on any social media site, whether public or private. Employee shall not disclose anything about these subjects in any type of communication, including electronic, email, print, or verbal, except that Employee may show this Agreement to government agencies in the context of a charge or governmental investigation.
8. Non-Disparagement. Employee shall not make any disparaging comments about the Company, its management, directors, or officers or employees, terms or conditions of employment, or the termination of employment, whether directly or indirectly or anonymously, in any communication of any kind, including electronic, written, or verbal, and including any statement to any third party or in any public forum or through any social media.
9.Employment References. Employee agrees to direct any request for an employment reference to Anthony C. LaPlaca, Senior Vice President, General Counsel and Chief Administrative Officer, Invacare Corporation, One Invacare Way, Elyria, OH 44035, or ALaPlaca@invacare.com. Mr. LaPlaca will verify Employee’s dates of employment and position(s).
10.Company Property. Before signing this Agreement or within five days thereafter, Employee (a) shall return to the Company all Company property in Employee’s possession, including but not limited to, all paper documents, electronic documents, physical property, computers, phones, badges, keys, credit cards, and other materials, including confidential information and non-confidential information; and (b) after returning all electronic records to the Company, Employee shall delete all copies Employee has of any electronic records or documents of the Company and shall not, at any time in the future, seek to recover or permit recovery of any such deleted files unless requested by the Company or required by law. The Company will separately provide Employee with instructions on how to return the computer. If Employee has any questions about the scope or applicability of this Section, Employee agrees to contact Mr. LaPlaca.
11.Successors and Binding Agreement. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any person acquiring, directly or indirectly, all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization, or otherwise, and such successor shall thereafter be deemed included in this definition of “Company” for purposes of this Agreement. Employee shall not assign, transfer or delegate any rights or Claims that Employee has released in this Agreement; and by signing below, Employee certifies that Employee has not done so previously.
12.Third Party Beneficiaries. Each of the Released Parties is an intended third party beneficiary of this Agreement and shall have full rights to enforce it as if standing in the shoes of the Company.
13.Miscellaneous. The death or disability of Employee following the execution of this Agreement will not affect or revoke this Agreement or any of the obligations of the parties hereto. No provision of this Agreement may be modified, waived, or discharged unless in writing. Inaction by either party with respect to an individual breach by the other party or with respect to any failure to comply with any portion of this Agreement shall not be deemed a waiver of the right to enforce such breach or noncompliance, or any other breach or noncompliance, at that time or in the future. Employee acknowledges that the Severance Pay and COBRA Benefit are being provided to Employee only in exchange for Employee’s agreement to all of the terms in this Agreement, and neither the Severance Pay and COBRA Benefit described in Section 2 nor any severance payment of any kind would be available to Employee other than as part of this Agreement. Employee acknowledges that, in exchange for signing this Agreement, Employee has not been promised anything other than what is described in this Agreement.

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14.Entire Agreement. This Agreement constitutes the entire Agreement between the parties on the subjects addressed in this Agreement, except that the Technical Information and Non-Competition Agreement dated June 3, 2021, is re-affirmed and remains in effect. This Agreement supersedes and replaces any other previous agreements (including the offer letter agreement dated April 21, 2021), representations, promises, or statements related to any of the matters addressed in this Agreement, except as set forth in the previous sentence.
15.Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by the substantive laws of the State of Ohio, regardless of any principles of conflicts of law.
16.Severability. If any portion of this Agreement is determined by judicial order or duly appointed arbitrator to be illegal, invalid or unenforceable, the validity of the remaining portions shall not be affected thereby, and the illegal, invalid, or unenforceable portion shall be modified to the narrowest extent possible such that it becomes enforceable; or, if that is not accomplished, then such portion (to the narrowest extent possible) shall be deemed severed from this Agreement but the remaining portions of the Agreement shall remain in effect. The phrase “narrowest extent possible” means that a portion can be as small as a word, phrase, or sentence; it need not mean an entire section or provision. However, if any portion of the Release and Covenant Not to Sue in Section 3 is determined by judicial order or duly appointed arbitrator to be invalid or unenforceable, then the Company shall have seven days to decide whether (a) to invalidate this entire Agreement, in which case the entire Agreement will be void and Employee will have to pay back all money (including the Severance Pay) and the value of any other benefits that Employee already received under Section 2 of this Agreement; or (b) to waive its right to invalidate the Agreement and instead, to keep the Agreement valid and fully enforceable, subject to the changes needed to remove or modify the portion of the Release and Covenant Not to Sue that was judicially determined to be invalid or unenforceable.
17.End of Employment Relationship. Employee understands and agrees that the employment relationship with the Company ended on the Separation Date, and Employee agrees not to seek or accept employment at any time in the future with the Company or any of its predecessors, successors, acquirers, parents, direct or indirect subsidiaries, or affiliated companies, whether such relationship exists now or exists in the future. Employee agrees that if such employment is sought or obtained, this Agreement shall constitute lawful and sufficient grounds for denying or terminating employment. This provision can be waived by mutual agreement of the parties.
18.Acknowledgements. Employee represents and warrants that: (a) if Employee has incurred any workplace injury at the Company, Employee has previously reported such injury in writing, and Employee is unaware of any facts that could give rise to any workers’ compensation claim that has not already been filed; (b) Employee has reported, and has been paid for, all time worked through the date Employee signed this Agreement; and Company does not owe Employee any further compensation of any kind, other than as set forth in Section 2; and (c) Employee has been provided all leave that Employee requested and was entitled to receive, and Employee is unaware of any facts that would give rise to any claim under the Family Medical Leave Act or any other state or local leave law.
19.Additional Representations and Acknowledgments. By signing below, Employee agrees that this Agreement is written in a way that Employee understands it, and Employee has had an opportunity to ask any questions before signing.
20.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which, together, will constitute one and the same agreement.

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By signing this Agreement, Employee affirms that Employee has read this Agreement carefully, that Employee knows and understands all terms of this Agreement, and that Employee is signing this Agreement freely, voluntarily, and with the intent to be legally bound.

EMPLOYEE        INVACARE CORPORATION

/s/ Rick A Cassiday        By: /s/ Anthony LaPlaca
RICK A. CASSIDAY
                            Its: __Senior Vice President, GC & Chief
Administrative Officer

Date:     11/28/2022                    Date:     11/29/2022

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